UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 19, 2013

TAYLOR MORRISON HOME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013, Taylor Morrison Home Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”) had appointed David Merritt to serve as an additional independent member of the Board and the Board’s audit committee. The Board made the appointment in compliance with the director independence requirements of the New York Stock Exchange. The appointment was made pursuant to Section 3.1(a) of the Stockholders Agreement, by and among the Company and the stockholders party thereto and incorporated by reference to the Exhibits filed with the Company’s Form 8-K filed April 15, 2013 (File No. 001-35873). A copy of the Company’s press release is attached as Exhibit 99.1 to this report.

Mr. Merritt will be compensated for his service as an independent director in a manner similar to that described in the Company’s Registration Statement on Form S-1 (File No. 333-185269) under “Compensation Discussion and Analysis—Director Compensation.” He will receive a yearly retainer in the amount of $40,000 (pro-rated for 2013), a yearly grant of Company restricted stock units with a face value of $50,000, vesting annually, and a one-time grant of Company stock options with a face value of $250,000, vesting ratably over three years.

The Company does not intend for this Item 5.02 or Exhibit 99.1 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued June 19, 2013 by Taylor Morrison Home Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Vice President, Secretary and General Counsel

Dated: June 21, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued June 19, 2013 by Taylor Morrison Home Corporation.

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